January 23, 1998

Securities and Exchange Commission
450 Fifth Street, NW
Washington, D.C. 20549

Re:  Creative Technologies Corp.
     File Ref. No. 0-15754

We were previously the independent auditors for Creative Technologies Corp. (the "Company"); under the date of February 21, 1997, we reported on the financial statements of Creative Technologies Corp. as at December 31, 1996 and for each of the years in the two-year period ended. On January 21, 1998 we chose not to stand for reappointment as the Company's independent certifying accountant. We have read the statements included under Item 4 of Form 8-K dated January 23, 1998 of Creative Technologies Corp. and we agree with such statements except that we have no knowledge with respect to the statements made under the caption New Independent Accountants.

Very truly yours,



Richard A. Eisner & Company, LLP